                                                                    Exhibit 23.1
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



THE BOARD OF DIRECTORS
COYOTE SPORTS, INC.:


We consent to the inclusion of our report dated May 19, 1997, except for Note 8 and Note 14 which are as of June 11, 1997 and August 1, 1997, respectively, with respect to the consolidated balance sheets of Coyote Sports, Inc. as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, which report appears in Amendment 2 on Form SB-2 of Coyote Sports, Inc. dated September 12, 1997 and to the reference to our firm under the heading "Experts" in the prospectus.

                                               /s/ KPMG Peat Marwick LLP

                                               KPMG PEAT MARWICK LLP


Boulder, Colorado
September 12, 1997